Exhibit 99.2

                              Form of Proxy
                    CURTIS MATHES HOLDING CORPORATION
             PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                           September 19, 1996

     The undersigned, having received the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the year ended June 30, 1996, hereby appoint(s) Neal J. Katz and Thomas W. (Bill) Park and each of them, proxies to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of Curtis Mathes Holding Corporation, to be held on Thursday, September 19, 1996, at 4:30 P.M., Dallas time, at 10911 Petal Street, Dallas, Texas 75238, and at any and all postponements or adjournments thereof:

     The directors recommend a vote FOR the election of all nominees and a vote FOR all of the proposals.

1.   Election of Directors:   Patrick A. Custer, Edward M. Warren,
                              Billy J. Robinson, and Bernard S. Appel

     FOR  all nominees listed above [   ]    WITHHOLD AUTHORITY [   ]

(except as marked to the contrary above) to vote for all nominees listed above

Instruction: To withhold authority to vote for any individual nominee, strike a line through the name of nominee in the list above. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not struck.

2. To ratify the appointment of King, Burns, and Company, P.C. as the Company's independent auditors for the fiscal year ended June 30, 1996.

     FOR [   ]           AGAINST [   ]            ABSTAIN [   ]

3. To amend the Articles of Incorporation to increase authorized common shares to 80,000,000.

     FOR [   ]           AGAINST [   ]            ABSTAIN [   ]

4. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

     Unless otherwise specified in the squares provided, the proxies shall vote FOR the election of all of the nominees listed in Proposal #1 above, FOR Proposal #2, and FOR Proposal #3.

         (continued and to be signed on reverse side.)

              (continued from other side)


Please sign exactly as name appears below.

Dated:    ________________________
                                   W h e n  shares  are  held  by  joint
                                   tenants,  both  should  sign.    When
                                   signing    as   attorney,   executor,
                                   administrator,  trustee  or  guardian
                                   please give full title as such.  If a
                                   corporation,   please  sign  in  full
                                   corporate  name by President or other
                                   authorized person.  If a partnership,
                                   please  sign in full partnership name
                                   by authorized person.


                                   ______________________________
                                        (Signature)(Title)

                                   ______________________________
                                    (Signature if held jointly)

       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                       USING THE ENCLOSED ENVELOPE